EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements (Nos. 33-35941, 33-43868, 33-43866, 33-45994, 33-45142, 33-54382, 33-65125, 33-69946,
33-75088, 333-28593, 333-80729 and 333-82938) of Bentley Pharmaceuticals, Inc.
and subsidiaries (the "Company") on Form S-3 and the Registration Statements (Nos. 33-85154, 333-72916, 333-72918 and 333-72920) of the Company on Form S-8
of our report dated February 8, 2002, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2001.



/s/ Deloitte & Touche LLP


Boston, Massachusetts
April 11, 2002